AMENDMENT TO SEPARATION AGREEMENT


              THIS AMENDMENT TO SEPARATION AGREEMENT ("Amendment") is entered into as of August ___, 1998, by and between COYOTE NETWORK SYSTEMS, a Delaware corporation (the "Company") and SYDNEY B. LILLY ("Lilly").

RECITAL

              The Company, through its predecessor, The Diana Corporation, and Lilly are parties to that certain Separation Agreement dated November 20, 1996. Subsequent to that Separation Agreement, Lilly provided substantial services to the Company for which he has not already received compensation. Lilly has also provided long term service to the Company as an officer and a director. Lilly has informed the Company that he has decided not to seek reelection as a Director of the Company when his term expires at the earlier of the Company's 1998 annual meeting or September 30, 1998.

              NOW, THEREFORE, the Company and Lilly agree to amend that Separation Agreement as follows:

1.       Compensation

              As a further severance settlement to that provided in the Separation Agreement, the Company shall pay to Lilly $50,000 per year in sixty
(60) monthly installments of $4,166.67 on or before the first day of each month beginning October 1, 1998. The Company also hereby extends the time period during which it is required to pay all medical expenses for Lilly and his spouse under the Separation Agreement for an additional ten years until March 31, 2010.

2.       Stock Registration

              The Company shall, on or before October 31, 1998, file a registration statement on Form S-3, if eligible to do so, to register the shares of Common Stock of Coyote Network Systems, Inc. into which the Class A Units of Sattel Communications LLC (the "Class A Units") held by Mr. Lilly are convertible (the "Conversion Shares"), and will keep that registration statement or a successor registration statement in effect until 30 days after the conversion of the Class A Units, such that the Conversion Shares will be registered and freely tradable by Mr. Lilly. In connection with this registration obligation, the Company and Mr. Lilly acknowledge that the Company is not presently eligible to make a filing under Form S-3 and such eligibility will depend on factors beyond the Company's control, such as listing of the Company's common stock on an exchange. In the event that the Company remains ineligible to make a Form S-3 filing on or before October 31, 1998, the Company agrees to use its best efforts to register the conversion shares as soon as possible. If such registration has not occurred by March 31, 1999, Mr. Lilly shall have the right to demand registration on any form available to the Company. The registration of the Conversion Shares will be effected at the Company's expense.

3.       Severability.

              If any provision of this Amendment is held by a court of competent
jurisdiction  to  be  invalid,   void  or   unenforceable  as  to  a  particular
application, then such provision shall be deemed modified to exclude such application, and such provision in all other applications, and all other provisions of this Amendment and Separation Agreement shall continue in full force and effect without being modified, impaired or invalidated in any way. Both the Company and Lilly intend that this Amendment and the Separation Agreement be given the maximum force, effect and application permissible under applicable law.

4.       Assignability

              This Amendment and the Separation Agreement may not be assigned by either the company or Lilly without the prior written consent of the other.

5.       Waiver of Default

              Any waiver by either the Company or Lilly of a breach of any provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement.

6.       Applicable Law.

              This Amendment shall be construed under and enforced in accordance with the laws of the State of California.

7.       Attorney's Fee

              In the event suit is brought by either the Company or Lilly for enforcement of this Amendment, the prevailing party shall recover, as additional costs, reasonable attorneys' fees and costs as determined by the court.

8.       Miscellaneous.

              Except as modified of this Amendment all of the terms, covenants and conditions of the Separation Agreement shall continue in full force and effect. This Amendment is not intended to be, and shall not constitute, a substitution or novation of the Separation Agreement. This Amendment may be signed in counterparts, all of which shall be taken together as a single instrument.

              IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

COYOTE NETWORK SYSTEMS                      SYDNEY B. LILLY


By:  /s/ James J. Fielder                   /s/ Sydney B. Lilly
     __________________________________     ___________________________________
     James J. Fiedler
     Chairman and Chief Executive Officer



By:  /s/ Daniel W. Latham
     __________________________________
     Daniel W. Latham
     President and Chief Operating Officer